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[VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]

ELIZABETH TURRELL FARRAR
DIRECT DIAL (614) 464-5607
FACSIMILE   (614) 719-4708
E-MAIL - ETFARRAR@VSSP.COM


                                              December 16, 2002

Peoples Bancorp Inc.
138 Putnam Street
Marietta, OH  45750

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Peoples Bancorp Inc., an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about December 16, 2002 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 276,000 additional common shares, without par value (the "Additional Shares"), of the Company for issuance by the Company.

      In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as we have deemed necessary or advisable for purposes of this opinion, including
(i) the Registration Statement on Form S-3 (Registration No. 333-101253), filed with the Commission on November 15, 2002, Pre-Effective Amendment No. 1 thereto filed with the Commission on December 4, 2002, Pre-Effective Amendment No. 2 thereto filed with the Commission on December 13, 2002 and Pre-Effective Amendment No. 3 thereto filed with the Commission on December 16, 2002 (collectively, the "Initial Registration Statement"); (ii) the Rule 462(b) Registration Statement; (iii) the Amended Articles of Incorporation of the Company, as currently in effect; (iv) the Regulations of the Company, as currently in effect; and (v) certain resolutions adopted by the Board of Directors.

      In our examinations and in reaching the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; and (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us. In addition, we have assumed that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. As to the facts material to our opinion expressed herein, which were not independently established or
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                       Vorys, Sater, Seymour and Pease LLP

Peoples Bancorp Inc.
December 16, 2002
Page 2



verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

      Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Additional Shares have been duly authorized and, when the Rule 462(b) Registration Statement has become effective under the Act and the Additional Shares proposed to be sold pursuant to the Rule 462(b) Registration Statement have been issued and delivered as contemplated under the terms of such effective Rule 462(b) Registration Statement, against payment of the purchase price therefor, such Additional Shares will be validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinions are limited to the laws of the State of Ohio and the laws of the United States of America. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Additional Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Rule 462(b) Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

      This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no legal obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

      This opinion letter may be filed as an exhibit to the Rule 462(b) Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the prospectus which is incorporated by reference into the Rule 462(b) Registration Statement as having passed on the validity of the Additional Shares of the Company. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ Vorys, Sater, Seymour and Pease LLP

                                    VORYS, SATER, SEYMOUR AND PEASE LLP
Enclosures
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